UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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DIRTT Environmental Solutions Ltd.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) for which it has delivered a requisition to the Board of Directors of the Company pursuant to section 142 of the Business Corporations Act (Alberta).

On January 14, 2022, 22NW issued the following press release:

22NW Provides Update on Requisition of

DIRTT Shareholder Meeting

SEATTLE, January 14, 2022 /GNW/ - 22NW Fund, LP (“22NW”) today provided an update on its requisition of a shareholders meeting of DIRTT Environmental Solutions Ltd. (NASDAQ: DRTT) (“DIRTT”). 22NW is the largest shareholder of DIRTT, holding almost 19% of DIRTT’s outstanding shares.

22NW filed its definitive proxy statement pursuant to Section 14(a) of The Securities Exchange Act of 1934 on EDGAR on January 7, 2022 in connection with DIRTT’s announced annual and special meeting of shareholders scheduled to be held on April 26, 2022 (the “Meeting”).

Today, 22NW’s Canadian counsel delivered to counsel to the Special Committee (the “Special Committee”) of DIRTT’s board of directors (the “Board”) executed documents from the beneficial owners of approximately 50.4% of DIRTT’s outstanding shares in support of the election of 22NW’s six candidates nominated for election to the Board. While 22NW acknowledges that the support its candidates have received is non-binding because no record date has been set for the Meeting and shareholders are free to change their minds at any time prior to the Meeting, 22NW provided this information to show the Special Committee and Board that a majority of DIRTT’s shareholders clearly support 22NW’s efforts and wish to reconstitute the Board immediately rather than waiting until late April for the Meeting. 22NW believes that it is incumbent upon the Board to respect the will of DIRTT’s shareholders, the true owners of the company, and resolve this matter expeditiously in accordance with shareholders’ wishes.

FOR MORE INFORMATION

For further information or to receive a copy of the report filed in connection with this press release, please see DIRTT’s profile on the SEDAR website (http://www.sedar.com) or contact Aron English at 206-227-3078 or info@englishcap.com.